Cancer Genetics, Inc. Announces Strategic Transactions

Sale of BioPharma business to Interpace Diagnostics Group, Inc.

Clinical services business acquired by siParadigm Diagnostic Informatics

Significantly reduces its debt burden and will continue to operate its Discovery Business

Rutherford, N.J.— July 15, 2019 – Cancer Genetics, Inc. (Nasdaq: CGIX), a leader in enabling precision medicine for immuno-oncology and genomic medicine through molecular markers and diagnostics, today announced the sale of its BioPharma business. The Company’s junior secured lender, Partners for Growth IV, L.P., (“PFG”) conducted a consensual private foreclosure of the assets relating to the Company’s BioPharma business under Article 9 of the Uniform Commercial Code and sold them to Interpace Diagnostics Group, Inc. (Nasdaq: IDXG). The gross purchase price is $23.5 million in addition to the assumption by IDXG of approximately $5 million of liabilities relating to the BioPharma business, before working capital and closing adjustments.

IDXG paid PFG $13.8 million in cash at closing. IDXG also issued a promissory note to CGIX in the amount of $7.7 million, subject to certain post-closing adjustments. The note is due upon the approval by IDXG’s shareholders, and subsequent consummation, of an investment by Ampersand Capital Partners in IDXG, which was simultaneously announced by Interpace in conjunction with this transaction. In addition, IDXG is assuming approximately $5 million of CGI liabilities related to the Biopharma business. As part of the Article 9 transaction, PFG has extinguished its junior secured debt and fully retired the Company’s senior secured loan to Silicon Valley Bank. PFG has remitted approximately $2.3 million in cash to CGIX which CGIX intends to use to settle other liabilities of the Company.

Separately, on July 8, 2019, the Company consummated the sale of the assets used in its clinical laboratory business to siParadigm, LLC, a leading specialty reference laboratory with expertise in hematopathology and oncology diagnostics, for an initial payment of approximately $1 million, plus an earn-out based on future testing volume from certain clinical laboratory customers over the next 12 months.

Following these transactions, the Company continues to own and operate its Discovery business, which it obtained through the acquisition of vivoPharm in 2017. vivoPharm offers proprietary preclinical test systems supporting clinical diagnostic offerings at early stages, valued by the pharmaceutical industry, biotechnology companies and academic research centers.

About Cancer Genetics, Inc.

Through the acquisition of vivoPharm in 2017, the Company’s wholly owned subsidiary, vivoPharm, offers proprietary preclinical test systems supporting clinical diagnostic offerings at early stages, valued by the pharmaceutical industry, biotechnology companies and academic research centers. vivoPharm specializes in conducting studies tailored to guide drug development, starting from compound libraries and ending with a comprehensive set of in vitro and in vivo data and reports, as needed for Investigational New Drug filings. The Company reported revenue from its Discovery business of $5.2 million for the full year 2018 and $1.5 million in Q1 2019.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to Cancer Genetics, Inc.’s expectations regarding future financial and/or operating results, potential for our tests and services and future revenues or growth in this press release constitute forward-looking statements.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks with respect to our ability to collect on future income streams and settle with our creditors, risks with respect to our ability to successfully operate the Discovery business, risks with respect to our need and ability to obtain future capital to satisfy our obligations to our lenders and creditors, risks inherent in the development and/or commercialization of potential tests, risks of cancellation of customer contracts or discontinuance of trials, risks that anticipated benefits from the transactions described herein will not be realized, uncertainty in the results of clinical trials or regulatory approvals, uncertainties with respect to evaluating strategic options, maintenance of intellectual property rights, risks with respect to maintaining our listing on Nasdaq, and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2018 and Form 10-Q for the quarter ended March 31, 2019, along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

Investor Contacts:

Carol Ruth

The Ruth Group

Tel: 646-536-7004

Email: cruth@theruthgroup.com

Media Contact:

Kirsten Thomas

The Ruth Group

Tel: 508-280-6592

Email: kthomas@theruthgroup.com